                                                                       Exhibit 4

================================================================================



                               RIGHTS AGREEMENT



                                By and Between


                           HORIZON PHARMACIES, INC.


                                      and


                   COMPUTERSHARE INVESTOR SERVICES, L.L.C.,
                                 as Rights Agent



                         Dated as of February 6, 2001

================================================================================

                               TABLE OF CONTENTS

Section
-------

1.  Certain Definitions.........................................................................................  1

2.  Appointment of Rights Agent.................................................................................  6

3.  Issuance of Rights Certificates.............................................................................  6

4.  Form of Rights Certificates.................................................................................  8

5.  Countersignature and Registration...........................................................................  9

6.  Transfer, Split Up, Combination and Exchange of Rights Certificates: Mutilated, Destroyed, Lost or
    Stolen Rights Certificates..................................................................................  9

7.  Exercise of Rights: Purchase Price; Expiration Date of Rights............................................... 10

8.  Cancellation and Destruction of Rights Certificates......................................................... 11

9.  Reservation and Availability of Preferred Stock............................................................. 11

10.  Record Date of Preferred Stock Ownership................................................................... 13

11.  Adjustment of Purchase Price, Number of Shares or Number of Rights......................................... 13

12.  Certificate of Adjusted Purchase Price or Number of Shares................................................. 20

13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power....................................... 21

14.  Fractional Rights and Fractional Shares.................................................................... 23

15.  Rights of Action........................................................................................... 24

16.  Agreement of Holders of the Rights......................................................................... 25

17.  Rights Certificate Holder Not Deemed a Shareholder......................................................... 25

18.  Concerning the Rights Agent................................................................................ 26

19.  Merger or Consolidation of the Rights Agent................................................................ 26

20.  Duties of the Rights Agent................................................................................. 27

21.  Change of the Rights Agent................................................................................. 29

22.  Issuance of New Rights Certificates........................................................................ 30

23.  Redemption................................................................................................. 30

24.  Exchange................................................................................................... 32

25.  Notice to Holders of Rights Certificates of Certain Events................................................. 33

26.  Other Notices.............................................................................................. 34

27.  Supplements and Amendments................................................................................. 34

28.  Successors................................................................................................. 35

29.  Determinations and Actions by the Board of Directors, etc.................................................. 35

30.  Benefits of this Agreement................................................................................. 36

31.  Severability............................................................................................... 36

32.  Governing Law.............................................................................................. 36

33.  Counterparts............................................................................................... 36

34.  Descriptive Headings....................................................................................... 36

Exhibit A -    Form of Certificate of Designation Establishing Series A Junior
               Participating Preferred Stock

Exhibit B -    Form of Rights Certificate

Exhibit C -    Summary of Rights to Purchase Shares of Series A Junior
               Participating Preferred Stock

                                                                       EXHIBIT 4

                               RIGHTS AGREEMENT
                               ----------------

     This Rights Agreement (this "Agreement") is made and entered into as of the 6/th/ day of February 2001 by and between Horizon Pharmacies, Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, L.L.C., a Delaware limited liability company (the "Rights Agent").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one preferred stock purchase right (individually a "Right" and collectively the "Rights") for each share of Common Stock (as hereinafter defined) of the Company outstanding on February 23, 2001 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a share of Preferred Stock (as hereinafter defined) upon the terms and subject to the conditions herein set forth, and has further authorized and directed (i) the issuance of one Right with respect to each share of Common Stock which shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as each of such terms is hereinafter defined) and (ii) the issuance of one Right with respect to each share of Common Stock which shall become outstanding between the Distribution Date and the earlier of the Redemption Date and the Final Expiration Date by reason of the exercise of any option, warrant, right or conversion or exchange privilege contained in any option, warrant, right or convertible or exchangeable security (other than the Rights) issued by the Company prior to the Distribution Date, unless the Company's Board of Directors shall expressly provide to the contrary at the time of issuance of any such option, warrant, right or convertible or exchangeable security.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     Section 1.     Certain Definitions. For purposes of this Agreement, the
                    -------------------
following terms have the respective meanings indicated.

     (a)     "Acquiring Person" shall mean any Person who or which, together
              ----------------
with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding such shares of Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition by the Company of its shares of Common Stock which, by reason of reducing the number of such shares of Common Stock outstanding, increases the number of shares of Common Stock Beneficially Owned by such Person to fifteen percent (15%) or more of such shares of Common Stock then outstanding; provided, however, that if any Person,
                                         --------  -------
other than a Person excepted in the first sentence of this definition, shall become the Beneficial Owner of fifteen percent (15%) or more of such outstanding shares of Common Stock by reason of any purchase by the Company of its shares of Common Stock and shall, after such purchase, become the Beneficial Owner of any additional such shares of Common Stock, then such Person shall be deemed to be an "Acquiring Person".

     (b)     "Adjustment Event" shall mean any Section 11(a)(ii) Event or any
              ----------------
Section 13 Event.

     (c)     "Adjustment Shares" shall have the meaning set forth in Section
              -----------------
11(a)(ii).

     (d)     "Affiliate" and "Associate" shall have the respective meanings
              ---------       ---------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement; provided, however,
                                                              --------  -------
that any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan shall not be deemed an Affiliate or Associate.

     (e)     A Person shall be deemed the "Beneficial Owner" of, and shall be
                                           ----------------
deemed to "Beneficially Own," any securities which:

             (i) such Person and such Person's Affiliates and Associates beneficially own, directly or indirectly for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

             (ii) such Person and such Person's Affiliates or Associates, directly or indirectly, have: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities), upon the exercise of conversion or exchange rights, rights (other than the Rights), warrants or options or otherwise; provided, however, that a
                                       --------  -------
     Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, (I) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (II) securities issuable upon exercise of the Rights at any time prior to the occurrence of an Adjustment Event or (III) securities issuable upon exercise of the Rights from and after the occurrence of an Adjustment Event if such Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date, pursuant to Section 3(a) or Section 22 or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any of the Rights heretofore specified in this clause (III); or
     (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be
                    --------  -------
     deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, or (II) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made or to be made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, in the case of either clause (I) or (II) of this proviso whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D promulgated under the Exchange Act (or any comparable or successor report then in effect); or

             (iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(e)(ii)(B)) or disposing of any securities of the Company.

     Notwithstanding anything in this definition to the contrary, (A) the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding, plus the number or amount of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own under this definition; (B) any agreement, arrangement or understanding (whether or not in writing), or any communication or discussion, among two or more Persons with respect to any matter relating to the management, operation or conduct of the business of the Company, including any discussion or agreement on, or any communication with respect to, a position with respect to any such matter and the disclosure of such communication, discussion, agreement or position to other Persons (including shareholders of the Company) or to the Company shall not constitute an agreement, arrangement or understanding contemplated by Section l(e)(ii)(B); and (C) a Person shall not be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," pursuant to subparagraph
(i), (ii) or (iii) of this subsection (e), shares of Common Stock or other securities of the Company (l) beneficially owned by the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan; or (ii) if such Person is engaged in the business as an underwriter of securities and acquired such securities through such Person's participation in good faith in a firm commitment "underwriting" registered under the Securities Act of 1933, as amended, until the expiration of forty (40) days after the date of such acquisition.

     (f)     "Business Day" shall mean any day other than a Saturday, a Sunday
              ------------
or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

         (g)      "Close of Business" on any given date shall mean 5:00 P.M.,
                   -----------------
Dallas, Texas time, on such date or, if such date is not a Business Day, then 5:00 P.M., Dallas, Texas time, on the next succeeding Business Day.

         (h)      "Common Stock" when used with reference to the Company, shall
                   ------------
mean the Common Stock, $.01 par value, of the Company. "Common Stock," when used with reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (i)      "Current Per Share Market Price" shall have the meaning set
                   ------------------------------
forth in Section 11(d)(i).

         (j)      "Current Value" shall have the meaning set forth in Section
                   -------------
11(a)(iii).

         (k)      "Disinterested Director" shall mean any member of the
                   ----------------------
Company's Board of Directors who is unaffiliated with an Acquiring Person or any Affiliate or Associate of an Acquiring Person and was a member of the Company's Board of Directors prior to the time that an Acquiring Person became such, and any successor of a Disinterested Director who is unaffiliated with an Acquiring Person or any Affiliate or Associate of an Acquiring Person and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Company's Board of Directors.

         (l)      "Distribution Date" shall have the meaning set forth in
                   -----------------
Section 3(a).

         (m)      "Equivalent Common Stock" shall have the meaning set forth in
                   -----------------------
Section 11(a)(iii).

         (n)      "Equivalent Preferred Stock" shall have the meaning set forth
                   --------------------------
in Section 11(b).

         (o)      "Exchange Act" shall mean the Securities Exchange Act of 1934,
                   ------------
as amended.

         (p)      "Exchange Rate" shall have the meaning set forth in Section
                   -------------
24(a).

         (q)      "Final Expiration Date" shall have the meaning set forth in
                   ---------------------
Section 7(a).

         (r)      "Group" shall mean two or more Persons acting as a
                   -----
partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the shares of Common Stock of the Company.

         (s)      "Person" shall mean any individual, firm, corporation,
                   ------
partnership or other entity or Group, and shall include any successor (by merger or otherwise) thereof; provided, however, that when two or more Persons act as a
                       --------  -------
partnership, limited partnership, syndicate or other Group for the purpose of acquiring, holding or disposing of the shares of Common Stock of the Company, such partnership, limited partnership, syndicate or other Group shall be deemed a single "Person".

         (t)      "Preferred Stock" shall mean the Series A Junior Participating
                   ---------------
Preferred Stock, $.01 par value, of the Company having the rights and preferences set forth in the Certificate of Designation attached to this Agreement as Exhibit A.
             ---------
         (u)      "Principal Party" shall have the meaning set forth in Section
                   ---------------
13(b).

         (v)      "Purchase Price" shall have the meaning set forth in Section
                   --------------
4.

         (w)      "Record Date" shall have the meaning set forth in the recital
                   -----------
clause at the beginning of this Agreement.

         (x)      "Redemption Date" shall have the meaning set forth in Section
                   ---------------
7(a).

         (y)      "Rights" shall have the meaning set forth in the recital
                   ------
clause at the beginning of this Agreement.

         (z)      "Rights Certificate" shall have the meaning set forth in
                   ------------------
Section 3(a).

         (aa)     "Section 11(a)(ii) Adjustment Date" shall have the meaning set
                   ---------------------------------
forth in Section 11(a)(iii).

         (bb)     "Section 11(a)(ii) Event" shall mean the event transaction set
                   -----------------------
forth in Section 11(a)(ii).

         (cc)     "Section 13 Event" shall mean any event or transaction set
                   ----------------
forth in clause (i), (ii) or (iii) of Section 13(a).

         (dd)     "Share Acquisition Date" shall mean the first date on which
                   ----------------------
there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

         (ee)     "Spread" shall have the meaning set forth in Section
                   ------
11(a)(iii).

         (ff)     "Subsidiary" of any Person shall mean any corporation or other
                   ----------
entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         (gg)     "Substitution Period" shall have the meaning set forth in
                   -------------------
Section 11(a)(iii).

         (hh)     "Summary of Rights" shall have the meaning set forth in
                   -----------------
Section 3(b).

         (ii)     "Trading Day" shall have the meaning set forth in Section
                   -----------
11(d)(i).

         Section 2.   Appointment of Rights Agent. The Company hereby appoints
                      ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof. The Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such Co-Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and of any Co-Rights Agents shall be as the Company shall determine.

         Section 3.   Issuance of Rights Certificates. (a) Until the earlier of
                      -------------------------------
(i) the tenth (10/th/) day after the Share Acquisition Date, and (ii) the tenth (10/th/) Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person shall become an Acquiring Person) after the date of (x) the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan) of, or (y) the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding such shares of Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of such shares of Common Stock aggregating fifteen percent (15%) or more of such shares of Common Stock then outstanding, including any such date which is after the date of this Agreement and prior to the issuance of the Rights (the earlier of clause (i) and (ii) being hereinafter called the "Distribution Date"), the Rights shall be evidenced (subject to the provisions of Section 3(b)) by the certificates for shares of Common Stock (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and the right to receive Rights Certificates shall be transferable only in connection with the transfer of such shares of Common Stock. As soon as practicable after the Distribution Date or, with respect to any such shares of Common Stock issued on or after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date by reason of the exercise of any option, warrant, right or conversion or exchange privilege contained in any option, warrant, right or convertible or exchangeable security (other than the Rights) issued by the Company prior to the Distribution Date, unless the Company's Board of Directors shall expressly provide to the contrary at the time of the issuance of any such option, warrant, right or convertible or exchangeable security, simultaneously with the issuance of such shares of Common Stock, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (or the Rights Agent will, if requested, send, at the Company's expense), by first class mail, postage prepaid, to each record holder of such shares of Common Stock as of the Close of Business on the Distribution Date or, with respect to shares of Common Stock issued on or after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to the record holder of such shares of Common Stock on the date of issuance, at the address of such holder shown on the records of the Company, a Rights Certificate in substantially the form of Exhibit B hereto (a "Rights
---------

Certificate"), evidencing one Right for each such share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

         (b) On the Record Date, or as soon as practicable thereafter, the Company shall send a copy of the Summary of Rights to Purchase Series A Junior Participating Preferred Stock, in substantially the form of Exhibit C hereto
                                                            ---------
(the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. Certificates for shares of Common Stock of the Company outstanding as of the Record Date, until the Distribution Date or the earlier of the Redemption Date or the Final Expiration Date, shall be deemed also to constitute certificates for the Rights associated with the shares of Common Stock represented by such certificates, together with a copy of the Summary of Rights attached thereto, and the registered holders of the shares of Common Stock represented thereby shall also be registered holders of the associated Rights. Until the Distribution Date or the earlier of the Redemption Date and the Final Expiration Date, the surrender for transfer of any such certificate, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

         (c) Certificates for shares of Common Stock of the Company which become outstanding (including, without limitation, shares of Common Stock referred to in the last sentence of this subsection (c) which shall be subsequently reissued) after the Record Date and prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date shall also be deemed to constitute certificates for the Rights, but shall have impressed, printed or written thereon, or otherwise affixed thereto, the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, dated as of February 6, 2001 (the "Rights Agreement"), by and between Horizon Pharmacies, Inc. and Computershare Investor Services, LLC, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Horizon Pharmacies, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Horizon Pharmacies, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances described in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

         Certificates containing the foregoing legend, until the Distribution Date or the earlier of the Redemption Date and the Final Expiration Date, shall also be deemed to constitute certificates for the Rights associated with the shares of Common Stock represented by such certificates, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. In the event that the Company shall purchase or acquire any of its shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

         Section 4.   Form of Rights Certificates. (a) The Rights Certificates
                      ---------------------------
(and the Form of Election to Purchase and Certification of Status and the Form of Assignment and Certification of Status to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have
                                                ---------
such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Rights Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Sections 11 and 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or, in the case of Rights with respect to shares of Common Stock originally issued after the Record Date, the same date as the certificate evidencing such shares of Common Stock), shall show the date of countersignature and shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredths of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

         (b)      Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person or an Affiliate or Associate of such Acquiring Person who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person or an Affiliate or Associate of such Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 11(a)(ii), and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby are or may become void in the circumstances specified in Section 11(a)(ii) of such Rights Agreement.

         The Company shall instruct the Rights Agent in writing of the Rights Certificates which should be so legended and shall supply the Rights Agent with such legended Rights Certificates.

         Section 5.   Countersignature and Registration. The Rights Certificates
                      ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof attested by the Secretary or any of its Assistant Secretaries, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have executed any of the Rights Certificates or who shall have attested the Company's seal thereon shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who executed such Rights Certificates or who attested the Company's seal thereon had not ceased to be such officer of the Company; and any Rights Certificate may be executed on behalf of the Company and the Company's seal may be attested by any person who, at the actual date of such execution or attestation, shall be a proper officer of the Company, although at the date of the execution of this Rights Agreement such person was not such an officer.

         After the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

         Section 6.   Transfer, Split Up, Combination and Exchange of Rights
                      ------------------------------------------------------
Certificates: Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject
----------------------------------------------------------------------
to the provisions of Section 4(b) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date and the Final Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights which shall have become void pursuant to Section 11(a)(ii) or which have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for one or more Rights Certificates, entitling the registered holder to purchase the same number of one one-hundredths of a share of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in a writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged, with the Form of Assignment and Certification of Status properly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, at the designated office of the Rights Agent. Thereupon the Company shall prepare and execute and the Rights Agent shall countersign and deliver to the person entitled thereto one or more Rights Certificates as so requested. The Company may require payment by the holders of Rights Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, the Company shall prepare and execute, and the Rights Agent shall countersign and deliver to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated, a new Rights Certificate of like tenor.

         Section 7.   Exercise of Rights; Purchase Price; Expiration Date of
                      ------------------------------------------------------
Rights. (a) Subject to Section 11(a)(ii), the registered holder of any Rights
------
Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9, Section 11(a)(iii) and Section 23(a)), in whole or in part, at any time after the Distribution Date, upon surrender of such Rights Certificate, with the Form of Election to Purchase and Certification of Status on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock (or such other securities, cash or assets, as the case may be) as to which the Rights are then being exercised, at or prior to the earliest of (i) the Close of Business on December 31, 2010 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 (the "Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 24.

         (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock upon the exercise of a Right shall initially be Twenty Dollars ($20.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with subsection (c) of this Section 7.

         (c) Upon receipt of a Rights Certificate representing then exercisable Rights, with the Form of Election to Purchase and Certification of Status on the reverse side thereof duly executed, accompanied by payment of the Purchase Price for the shares of Preferred Stock (or such other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) required to be paid by the holder of such Rights Certificate in accordance with Section 9 by certified or cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the shares of Preferred Stock certificates for the number of shares of Preferred Stock to be purchased, the Company hereby irrevocably authorizing any such transfer agent to comply with all such requests, or otherwise requisition or obtain from the appropriate Person or Persons such other securities, cash or assets, as the case may be, the Company hereby irrevocably authorizing any such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates, other securities or assets cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such registered holder, and (iv) after receipt, deliver such cash to or upon the order of the registered holder of such Rights Certificate.

         (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be prepared and executed by the Company and countersigned and delivered by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14.

         (e) Notwithstanding subsection (a) of this Section 7, a holder of a Right may exercise such Right after the Distribution Date but prior to the receipt of the associated Rights Certificate by so notifying the Rights Agent in writing and furnishing to the Rights Agent such information and evidence as to such election as the Rights Agent may reasonably request; provided, however,
                                                          --------  -------
that the Rights Agent shall not be required to take any of the actions specified in subsection (c) of this Section 7 until such holder has satisfied the requirements specified therein.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any Rights or Rights Certificate upon the purported transfer or exercise thereof unless the registered holder thereof shall have (i) completed and signed the Certification of Status following the Form of Election to Purchase or the Form of Assignment set forth on the reverse side of the Rights Certificate surrendered for such exercise or assignment, and (ii) provided such additional evidence as to the identity of the Beneficial Owner (or former Beneficial Owner) thereof or the Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All
                    ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it; and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.

         Section 9. Reservation and Availability of Preferred Stock. (a) The
                    -----------------------------------------------
Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following an Adjustment Event, shares of Common Stock or other securities), or any authorized and issued shares of Preferred Stock (and, following an Adjustment Event, shares of Common Stock or other securities) held in its treasury, the number of shares of Preferred Stock (and, following an Adjustment Event, shares of Common Stock or other securities) required to permit the exercise in full of all outstanding Rights.

         (b) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock (and, following an Adjustment Event, shares of Common Stock or other securities) delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such shares of Preferred Stock, Common Stock or other securities upon payment of the Purchase Price therefor, be duly and validly authorized and issued and fully paid and nonassessable.

         (c) So long as the shares of Preferred Stock (and, following an Adjustment Event, shares of Common Stock or other securities) issuable upon the exercise of the Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after the Distribution Date, all shares of Preferred Stock (and, following an Adjustment Event, shares of Common Stock or other securities) reserved for such issuance to be listed on such exchange upon official notice of issuance.

         (d) The Company shall use its best efforts, as soon as practicable following the first occurrence of an Adjustment Event, to (i) file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights (and, if legally required, the Rights themselves) on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the expiration of the Rights. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement or in order to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement, and shall give simultaneous written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available and until any necessary registration statement has been declared effective. In the absence of actual written notice from the Company, the Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

         (e)      The Company further covenants and agrees that, subject to
Section 6, it will pay when due and payable any and all federal and state original issue or transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (or Common Stock or other securities) issued upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of any Rights Certificate to a person other than, or the issuance of certificates for shares of Preferred Stock (or Common Stock or other securities) upon exercise of the Rights represented thereby in a name other than that of, the registered holder of such Rights Certificate or to issue or deliver any certificates for shares of Preferred Stock (or Common Stock or other securities) upon such exercise until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         Section 10. Record Date of Preferred Stock Ownership. Each Person in
                     ----------------------------------------
whose name any certificate for shares of Preferred Stock (or Common Stock or other securities) is issued upon the exercise of any Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or Common Stock or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered to the Rights Agent with proper payment of the Purchase Price and all applicable transfer taxes; provided,
                                                                 --------
however, that if the date of such surrender and payment shall be a date upon
-------
which the transfer books of the Company for the Preferred Stock (or Common Stock or other securities) are closed, such Person shall be deemed to have become the record holder of such shares of Preferred Stock (or Common Stock or other securities) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Stock (or Common Stock or securities) are open.

         Section 11. Adjustment of Purchase Price, Number of Shares or Number of
                     -----------------------------------------------------------
Rights. The Purchase Price, the number and kind of shares covered by each Right
------
and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on its Preferred Stock payable in shares of Preferred Stock, (B) subdivide its outstanding shares of Preferred Stock, (C) combine its outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock, or (D) issue any shares of any class in a reclassification of its Preferred Stock (including any such reclassification in connection with a combination or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of any class issuable upon exercise of the Rights at such time, shall be proportionately adjusted so that the registered holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of any class which, if such Right had been exercised immediately prior to such time and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and after giving effect to such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to
                  --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Company issuable upon the exercise thereof. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section
(11)(a)(ii), the adjustment
provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 24, in the event that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan) shall become the Beneficial Owner of fifteen percent (15%) or more of such shares of Common Stock then outstanding (such occurrence being deemed to be a "Section 11(a)(ii) Event"), then proper provision shall be made so that each holder of a Right, except as otherwise provided in this paragraph (ii), shall thereafter have a right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company determined by (x) multiplying such current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, and (y) dividing the product so obtained by fifty percent (50%) of the then Current Per Share Market Price of the shares of Common Stock of the Company, determined as provided in Section 11(d), on the fifth (5th) day after the date of the occurrence or the date of first public announcement, whichever shall be less, of the Section 11(a)(ii) Event requiring such adjustment (the number of shares of Common Stock so determined being hereinafter called the "Adjustment Shares"); provided, however, that if the Section 11(a)(ii) Event
                      --------  -------
otherwise requiring such adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

         From and after the first occurrence of a Section 11(a)(ii) Event, any Rights that are or were acquired or Beneficially Owned by (i) an Acquiring Person or any Affiliate or Associate of such Acquiring Person, (ii) a transferee of an Acquiring Person or any Affiliate or Associate of such Acquiring Person who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person or any Affiliate or Associate of such Acquiring Person who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or to any Affiliate or Associate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or to any Affiliate or Associate thereof or to any nominee of such Acquiring Person, Affiliate or Associate; no Rights Certificate shall be issued at any time upon the transfer of any Rights to any transferee whose

Rights would be void pursuant to the preceding sentence; and any Rights Certificate delivered to the Rights Agent for transfer to any Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

                  (iii) In the event that the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, as amended (the "Certificate"), which are not outstanding or reserved for issuance for purposes other than the exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with paragraph (ii) of this subsection (a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of each Right (the "Current Value") over (2) the Purchase Price (such excess being hereinafter called the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) Common Stock or other equity securities of the Company having the same rights, privileges and preferences as the Common Stock (hereinafter called "Equivalent Common Stock"), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value, such aggregate value to be determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by such Board of Directors; provided, however, that if the Company shall not have made adequate
           --------  -------
provision to deliver aggregate value pursuant to clause (B) above within thirty
(30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event, and (y) the date on which the Company's right to redeem the Rights pursuant to Section 23(a) shall expire (the later of such events being hereinafter called the "Section 11(a)(ii) Adjustment Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of each Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available) and then, if and to the extent necessary, cash, which shares of Common Stock and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period specified in the preceding sentence may be extended to the extent necessary, but in no event more than ninety (90) days after the Section 11(a)(ii) Adjustment Date, in order that the Company may seek shareholder approval for the authorization of such additional shares of Common Stock (such thirty (30) day period, as it may be extended, being hereinafter called the "Substitution Period"). To the extent that the Company shall determine that action is required to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (A) shall provide, subject to Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights, and (B) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide upon the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement of the time after which such suspension shall no longer be in effect. For purposes of this Section 11(a)(iii), the value of the Adjustment Shares shall be calculated upon the basis of the Current Per Share Market Price of the shares of Common Stock of the Company, determined as provided in Section 11(d), on the Section 11(a)(ii) Adjustment Date, and the value of any share of Equivalent Common Stock shall be deemed to be equal to such Current Per Share Market Price.

         (b) In the event that the Company shall fix a record date for the issuance of options, warrants or rights to all holders of its Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or equity securities of the Company having the same rights, privileges and preferences as the Preferred Stock, the "Equivalent Preferred Stock") or securities convertible into or exchangeable for Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per Equivalent Preferred Stock (or having a conversion or exchange price per share, in the case of securities convertible into or exchangeable for Preferred Stock or Equivalent Preferred Stock) less than the then Current Per Share Market Price of such shares of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate offering price of the convertible or exchangeable securities so to be offered) would purchase at such Current Per Share Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the
--------  -------
exercise of one Right be less than the aggregate par value of the shares of the Company issuable upon the exercise thereof. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants, rights or securities are not so issued, the Purchase Price shall be adjusted to the Purchase Price which would have been in effect if such record date had not been fixed.

         (c) In the event that the Company shall fix a record date for the making of any distribution to all holders of its Preferred Stock (including any such distribution made in connection with a combination or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend at a rate not in excess of 125% of the rate of the last regular quarterly cash dividend theretofore paid or a dividend payable in such shares of Preferred Stock) or options, warrants or rights (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price of such Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the evidences of indebtedness or assets so to be distributed, or of such options, warrants or rights, properly attributable to one share of Preferred Stock and the denominator of which shall be such Current Per Share Market Price; provided,
                                                                   --------
however, that in no event shall the consideration to be paid upon the exercise
-------
of one Right be less than the aggregate par value of the shares of the Company issuable upon the exercise thereof. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price which would have been in effect if such record date had not been fixed.

         (d)    (i)    For the purpose of any computation hereunder, other than
computations made pursuant to Section 11(a)(iii), the "Current Per Share Market Price" of any security, including the shares of Common Stock of the Company (hereinafter in this Section 11(d)(i) called a "Security"), on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date and, for the purpose of computations made pursuant to Section 11(a)(iii), the "Current Per Share Market Price" of any Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately following such date; provided,
                                                                   --------
however, that in the event that the Current Per Share Market Price of any
-------
Security is determined during a period commencing with the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in such Security or securities convertible into or exchangeable for such Security, or (B) any subdivision, combination or reclassification of such Security, and ending prior to the expiration of such thirty (30) Trading Days or ten (10) Trading Days, as the case may be, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price of such Security shall be appropriately adjusted to reflect the effect of such dividend, distribution, subdivision, combination or reclassification. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national exchange or, if the Security is not listed or admitted to trading on a national exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such day the Security is not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, the Current
Per Share Market Price of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded, the Current Per Share Market Price of the Preferred Stock shall be conclusively deemed to be the Current Per Share Market Price of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred (100). If neither the Common Stock nor the Preferred Stock of the Company is publicly traded, the "Current Per Share Market Price" thereof shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of
                    --------  -------
this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this subsection (e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the event or transaction which requires such adjustment, and (ii) the Final Expiration Date.

     (f)  If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) the holder of any Right thereafter exercised shall become entitled to receive any shares of any class of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in subsections (a), (b), (c), (e), (g), (h), (i), (j),
(k), (m) and (n) of this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised the election provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations required to be made by subsection (b) or (c) of this Section 11, each Right outstanding immediately prior to the making of such Purchase Price adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth of a share of Preferred Stock (calculated to the nearest one one-millionth determined by (i) multiplying the number of one one-hundredths of a share of Preferred Stock purchasable upon exercise of such Right immediately prior to such Purchase Price adjustment by the Purchase Price in effect immediately prior to such Purchase Price adjustment, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such Purchase Price adjustment.

     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights outstanding, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each Right outstanding after such adjustment in the number of Rights shall be exercisable for the same number of one one-hundredths of a share of Preferred Stock as a Right was exercisable for immediately prior to such adjustment. Each Right held of record prior to such adjustment shall become the number of Rights (calculated to the nearest one ten-thousandth) determined by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at such time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days after the date of such public announcement. If the Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection (i), the Company shall, as promptly as practicable, but subject to Section 11(a)(ii), cause to be distributed to each registered holder of the Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such registered holder shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to each such registered holder, in substitution and replacement for the Rights Certificates held by such registered holder prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such registered holder shall be entitled after such adjustment. Rights Certificates so to be distributed shall be executed and countersigned in the manner provided for herein and shall be registered in the names of the registered holders of the Rights Certificates on the record date specified in the aforesaid public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which were expressed in the Rights Certificates originally issued hereunder.

     (k) Before taking any action which would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other shares or securities of the Company, if any, issuable upon such exercise in excess of the shares of Preferred Stock and other shares or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however,
                                                          --------  -------
that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock and other shares or securities, if any, upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to the adjustments expressly required by this Section 11, as and to the extent that the Company, in its sole discretion, shall determine to be advisable in order that any combination or subdivision of its shares of Preferred Stock, or any issuance of its shares of Preferred Stock solely for cash at less than the current market price thereof, any issuance solely for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, any dividend on its shares of Preferred Stock payable in shares of Preferred Stock or any issuance of options, warrants or rights subject to Section 11(b) hereafter made by the Company to the holders of its shares of Preferred Stock, shall not be taxable to such stockholders.

     (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or
(ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (i) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this subsection (n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If such an event occurs which would require an adjustment under Section 11(a)(ii) and this subsection (n), the adjustment provided for in this subsection (n) shall be in addition to and prior to any adjustment required pursuant to Section 11(a)(ii).

     Section 12.    Certificate of Adjusted Purchase Price or Number of Shares.
                    ----------------------------------------------------------
Whenever any adjustment shall be required by Section 11 or 13, the Company shall promptly (i) prepare a certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock of the Company a copy of such certificate, and (c) mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 25.

     Section 13.    Consolidation, Merger or Sale or Transfer of Assets or
                    ------------------------------------------------------
Earning Power. (a) In the event that, on or after the Share Acquisition Date,
-------------
directly or indirectly: (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for shares or other securities of any other Person (or the Company), cash and/or other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in a transaction or a series of transactions other than in the ordinary course of business, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (w) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, the number of freely tradable shares of Common Stock of the Principal Party, free and clear of all liens, encumbrances or other adverse claims, determined by (A) multiplying such current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, and (B) dividing the product so obtained by fifty percent (50%) of the then Current Per Share Market Price of the shares of Common Stock of such Principal Party, determined as provided in Section 11(d), on the date of consummation of such consolidation, merger, sale or transfer; (x) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company under this Agreement; (y) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply to such Principal Party; and (z) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably possible, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind set forth in this subsection (a) if at the time of the consummation of such transaction there are any options, warrants, rights, conversion or exchange provisions or securities outstanding or any agreements or arrangements in effect which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales or other transfers. If, in the case of a transaction of the kind described in clause (iii) of the first sentence of this subsection (a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this subsection (a) shall be inapplicable, and the Company shall require as a condition to such sale or transfer that such Person or Persons pay to each holder of a Rights Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring any payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable.

     (b) "Principal Party" shall mean, in the case of any transaction of the kind described in clause (i) or (ii) of the first sentence of Section 13(a), the Person which is the issuer of any securities into which shares of Common Stock of the Company are converted in such transaction or, if there shall be more than one such issuer, the issuer having shares of Common Stock with the greatest aggregate market value; or if no securities are so issued, the Person which is the other party to such transaction or, if there is more than one such Person, the Person having shares of Common Stock with the greatest aggregate market value; and in the case of any transaction of the kind described in clause (iii) of the first sentence of Section 13(a), the Person which is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case (i) if the
                             --------  -------
shares of Common Stock of such Person shall not at the time of the consummation of such transaction have been continuously registered under Section 12 of the Exchange Act during the preceding twelve (12) month period, and such Person shall be a direct or indirect Subsidiary of another Person the shares of Common Stock of which shall have been so registered, "Principal Party" shall mean such other Person; (ii) if the Common Stock of such Person is not registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person, but is not a direct or indirect Subsidiary of another Person which has registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (iii) if such Person shall be a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two (2) or more of which shall have been so registered, "Principal Party" shall mean whichever of such Persons is the issuer of shares of Common Stock having the greatest aggregate market value; and (iv) if the Common Stock of such Person is not registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have sufficient Common Stock authorized to permit the full exercise of the Rights and prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and (b) above and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in Section 13(a) above, the Principal Party will:

          (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing, and
(B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     (d) In no event shall the Rights Agent have any liability in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent, which consent shall not be unreasonably withheld, must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.*

     Section 14. Fractional Rights and Fractional Shares. (a) The Company
                 ---------------------------------------
shall not be required to issue fractional Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of fractional Rights, there shall be paid to the registered holders of the Rights Certificates with respect to which fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right shall be the closing price per Right for the Trading Day immediately prior to the date on which fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale shall take place on such Trading Day, the average of the closing bid and asked prices as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such Trading Day the Rights are not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such Trading Day no such market maker is making a market in the Rights, the current market value of one Right on such Trading Day shall be the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

     (b) The Company shall not be required to issue fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company shall pay to the registered holders of the Rights Certificates at the time Rights represented thereby are exercised, as herein provided, an amount in cash equal to the same fraction of the current market value per share of Preferred Stock. For the purposes of this Section 14(b), the Current Market Value Per Share of Preferred Stock shall be the closing price per share of Preferred Stock (determined as provided in Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

     (c) Following the occurrence of an Adjustment Event, the Company shall not be required to issued fractional shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates at the time Rights represented thereby are exercised, as herein provided, an amount in cash equal to the same fraction of the Current Market Value Per Share of Common Stock. For the purposes of this Section 14(c), the Current Market Value per Share of Common Stock shall be the closing price per share of Common Stock (determined as provided in Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

     (d) Each holder of a Right, by accepting the same, expressly waives such holder's right to receive any fractional Rights or any fractional shares of Common Stock or Preferred Stock upon exercise of such Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this
                 ----------------
Agreement, excepting the specific rights of action given to the Rights Agent under Section 18, are vested in the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, on such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding solely against the Company, not the Rights Agent, to enforce, or otherwise act in respect of, such registered holder's right to exercise its Rights in the manner provided in such Rights Certificate and in this Agreement. Without limiting the generality of the foregoing or any remedies available to the holders of the Rights, it is specifically acknowledged that the registered holders of the Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against any actual or threatened violations of the obligations of any Person subject to, this Agreement. Each holder of the Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by such holder in any action-to enforce the provisions of this Agreement.

         Section 16.     Agreement of Holders of the Rights. Each holder of a
                         ----------------------------------
Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (i) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock of the Company;

                  (ii) after the Distribution Date, the Rights Certificates will be transferable on the registry books of the Rights Agent only if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms on the reverse side thereof fully executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

                  (iii) subject to Sections 6 and 11(a)(ii), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or other writing on such Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                  (iv) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17.     Rights Certificate Holder Not Deemed a Shareholder. No
                         --------------------------------------------------
holder, as such, of any Rights Certificate shall be entitled to vote, to receive dividends or other distributions or to exercise any preemptive rights, or shall be deemed for any other purpose to be the holder of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby; nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any other matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in

Section 25) or to receive dividends, subscription rights or other distributions, until the Right or Rights represented by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18.     Concerning the Rights Agent. The Company agrees to pay
                         ---------------------------
to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on request of the Rights Agent, its reasonable expenses and counsel fees and expenses incurred in the acceptance and administration of this Agreement and the performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damages or expense, incurred without gross negligence, bad faith or willful misconduct on its part, for anything done or omitted by it in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any demand or claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, or in reliance upon the advice of counsel as set forth in Section 20.

         Section 19.     Merger or Consolidation of the Rights Agent. Any
                         -------------------------------------------
corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, such successor Rights Agent may adopt the countersignature of its predecessor Rights Agent and deliver the Rights Certificates so countersigned; and in case at such time any of the Rights Certificates shall not have been countersigned, such successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full effect provided therein and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver the Rights Certificates so countersigned; and in case at such time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full effect provided therein and in this Agreement.

         Section 20.     Duties of the Rights Agent. The Rights Agent undertakes
                         --------------------------
the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by accepting the same, shall be bound:

         (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith in reliance upon such certificate.

         (c) Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

         (d) Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii)), for any adjustment or change in the terms of the Rights (including any adjustment or change in the Purchase Price or in the number or kind of shares or other securities or property issuable upon the exercise thereof) provided for in Section 3, 11, 13, 23 or 24 or for ascertaining the existence of facts which would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation-or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued and fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

         (f) The Company agrees that it will inform the Rights Agent promptly upon the Company's determination that a Person has become an Acquiring Person, and the Rights Agent will not be responsible for determining whether a Person has become an Acquiring Person prior to such notification, except as such status may be indicated in the Form of Certification of Status accompanying a Rights Certificate submitted to the Rights Agent. The Company further agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties; and the Rights Agent shall not be liable for any action taken or omitted by it in good faith in accordance with the written instructions of any such officer or for any delay in acting while waiting for such instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in the Rights, the Common Stock or any other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, and may otherwise act as fully and freely as though it were not the Rights Agent under this Agreement; and nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any of its duties hereunder either directly or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided the Rights Agent exercised reasonable care in the selection of such attorney or agent.

         (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the Form of Certification of Status attached to the Form of Election to Purchase or the Form of Assignment, as the case may be, has either not been completed or indicates an affirmative response to Question 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to the requested exercise or transfer without first consulting with the Company.

         (k) No provision of this Agreement shall require the Rights Agent to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the Form of Certification of Status attached to the Form of Election to Purchase or the Form of Assignment unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the nonexecution of such certification, including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

         (m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Rights Certificates.

         Section 21.     Change of the Rights Agent. The Rights Agent or any
                         --------------------------
successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' prior notice mailed to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' prior notice mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, postage prepaid, and to each registered holder of the Rights Certificates by first class mail, postage prepaid. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within thirty (30) days after giving notice of such removal or after receiving notice of such resignation or incapacity either from the resigning or incapacitated Rights Agent or from the registered holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States of America, be in good standing under the laws of the jurisdiction of its incorporation, be authorized under such laws to exercise corporate trust or stock transfer powers, be subject to supervision or examination by federal or state authority and have at the time of its appointment as Rights Agent a combined capital and surplus of at least Fifty Million Dollars ($50,000,000). After its appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent.

         Section 22.     Issuance of New Rights Certificates. Notwithstanding
                         -----------------------------------
any other provision of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing the Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or in the number or kind of shares or other securities or property issuable upon the exercise of the Rights in accordance with the provisions of this Agreement; provided, however, that (i) no
                                                  --------  -------
such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.     Redemption. (a) The Board of Directors of the Company
                         ----------
may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10/th/) Business Day after the Share Acquisition Date, and (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter called the "Redemption Price"); provided, however, that if the Board of Directors of
                         -----------------
the Company shall authorize the redemption of the Rights in the circumstances set forth in clause (i) or (ii) below, then there must be Disinterested Directors in office and such authorization shall require the concurrence of a majority of such Disinterested Directors: (i) such authorization occurs on or after the date a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a solicitation of either proxies or one or more shareholder written consents) in a majority of the directors in office at the commencement of such solicitation if any Person who shall be a participant in the solicitation of such proxies or consents has stated (or, if upon the commencement of any such solicitation, a majority of the Board of Directors of the Company shall determine in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of an Adjustment Event. In considering whether to redeem the Rights, the Board of Directors of the Company may consider (x) the effects on the Company's employees, suppliers, creditors and customers; (y) the effects on the communities in which the Company operates; and (z) the long-term and short-term interests of the

Company and its shareholders, including the possibility that such interests may be best served by the continued independence of the Company and any other pertinent factors, whether or not they are enumerated in the Company's Articles of Incorporation then in effect. The redemption of the Rights by such Board of Directors may be made effective at such time, on such basis and with such conditions as such Board of Directors in its sole discretion may establish. In addition to the right of redemption reserved in the first sentence of this subsection (a), if there are Disinterested Directors then in office, such Board of Directors may redeem, with the concurrence of a majority of such Disinterested Directors, all, but not less than all, of the then outstanding Rights at the Redemption Price after the occurrence of a Share Acquisition Date, but prior to the occurrence of any transaction of the kind described in Section 13(a), if either (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of such number of shares of Common Stock of the Company, in one transaction or a series of transactions not directly or indirectly involving the Company or any of its Subsidiaries or the occurrence of any transaction of the kind described in Section 13(a), as shall result in such Person thereafter being a Beneficial Owner of ten percent (10%) or less of the outstanding shares of Common Stock of the Company, and after such transfer or other disposition there are no other Acquiring Persons, or (ii) in connection with any transaction of the kind described in Section 13(a) in which all holders of the shares of Common Stock of the Company are treated the same and which shall not involve an Acquiring Person, an Affiliate or Associate of an Acquiring Person, any other Person in which such Acquiring Person, Affiliate or Associate has any interest or any other Person acting, directly or indirectly, on behalf of or in association with any such Acquiring Person, Affiliate or Associate. Notwithstanding any other provision of this Agreement, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

         (b) Immediately after any action by the Board of Directors of the Company directing the redemption of the Rights pursuant to subsection (a) of this Section 23, notice of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights shall terminate and each registered holder of the Rights shall thereafter be entitled to receive only the Redemption Price per Right. The Company shall give prompt public notice of any redemption directed pursuant to such subsection
(a); provided, however, that the failure to give, or any defect in, any such
     --------  -------
notice shall not affect the validity of such redemption. Within ten (10) days after action by such Board of Directors directing the redemption of the Rights, the Company shall mail a notice of redemption to all registered holders of the then outstanding Rights at their last addresses appearing upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not received by the registered holder to whom sent; provided, however, that the
                                                    --------  -------
failure to give, or any defect in, any such notice shall not affect the validity of any such redemption. Each such notice of redemption shall state the method by which payment of the Redemption Price shall be made.

         (c) The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Per Share Market Price of the shares of Common Stock at the date of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

     Section 24. Exchange. (a) The Board of Directors of the Company may, at its
                 --------
option, at any time after any Person shall have become an Acquiring Person, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights which have become void pursuant to the provisions of
Section 11(a)(ii)) for shares of Common Stock of the Company at an exchange rate of one share of Common Stock per Right, appropriately adjusted to reflect any transaction of the type specified in clauses (A) through (D), inclusive, of
Section 11(a)(i) but with respect to the Common Stock and Section 11(n) and occurring after the date hereof (such exchange rate being hereinafter called the "Exchange Rate"); provided, however, that the Board of Directors shall not be
                  --------  -------
empowered to effect such an exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, shall have become the Beneficial Owner of fifty percent (50%) or more of the shares of Common Stock of the Company then outstanding.

     (b) Immediately after any action by the Board of Directors of the Company directing the exchange of any Rights pursuant to subsection (a) of this Section 24, notice of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise such Rights shall terminate and each registered holder of such Rights shall thereafter be entitled to receive only the number of shares of Common Stock which shall equal the number of such Rights held by such registered holder multiplied by the Exchange Rate. The Company shall give prompt public notice of any exchange directed pursuant to such subsection (a); provided, however, that the failure to give, or
                                 --------  -------
any defect in, any such notice shall not affect the validity of such exchange. Within ten (10) days after action by such Board of Directors directing the exchange of such Rights, the Company shall mail a notice of exchange to all registered holders of such Rights at their last addresses appearing upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not received by the registered holder to whom sent; provided, however, that the failure to give, or any defect in, any such notice
--------  -------
shall not affect the validity of any such exchange. Each such notice shall state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata among the registered holders of the Rights based upon the number of Rights held (excluding Rights which have become void pursuant to the provisions of Section 11(a)(ii)); and in such case, a new Rights Certificate evidencing the Rights not being exchanged shall be prepared and executed by the Company and countersigned and delivered by the Rights Agent to the registered holder of such Rights, subject to the provisions of Section 14.

     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

     (d) In the event that there shall be an insufficient number of shares of Common Stock or Preferred Stock authorized but unissued or issued and held in the treasury of the Company to permit an exchange of Rights directed by the Board of Directors of the Company, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon such exchange of the Rights. In any such exchange, the Company may, at its option, substitute shares of Equivalent Common Stock for some or all of the shares of Common Stock otherwise exchangeable for the Rights.

     (e) The Company shall not be required to issue fractional shares of Common Stock or Preferred Stock in exchange for Rights or to distribute certificates which evidence fractional shares of Common Stock or Preferred Stock. In lieu of fractional shares of Common Stock or Preferred Stock, the Company shall pay to the registered holders of the Rights with respect to which such fractional shares of Common Stock or Preferred Stock would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value Per Share of Common Stock or Preferred Stock. For the purposes of this subsection (e), the Current Market Value Per Share of Common Stock or Preferred Stock shall be determined as provided in Section 14.

     Section 25. Notice to Holders of Rights Certificates of Certain Events. (a)
                 ----------------------------------------------------------
In the event that the Company shall propose (i) to pay any dividend payable in shares of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend at a rate not in excess of 125% of the rate of the last regular quarterly cash dividend theretofore paid), (ii) to distribute to the holders of its Preferred Stock options, warrants or rights to subscribe for or purchase any additional shares of Preferred Stock or shares of any other class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of its outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions not in the ordinary course of business, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) then, in each such case, the Company shall give to each registered holder of the Rights, and to the Rights Agent, in the manner provided in Section 26, written notice of such proposed action, which shall specify the record date for such stock dividend or distribution or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to take place (and the date of participation therein by the holders of the Common Stock and/or Preferred Stock if any such date is to be fixed). Such notice shall be given (a) in the case of any action covered by clause (i) or (ii) of the preceding sentence, at least six (6) days prior to the record date, and (b) in the case of any other such action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock and/or the Preferred Stock, whichever shall be the earlier.

     (b) In case any Section 11(a)(ii) Event shall occur, then the Company shall, as soon as practicable thereafter, give to each registered holder of the Rights, and to the Rights Agent, in the manner provided in Section 26, written notice of the occurrence of such transaction, which notice shall describe such transaction and its consequences in reasonable detail.

     Section 26. Other Notices. Notices or demands authorized by this Agreement
                 -------------
to be given or made by the Rights Agent or by the registered holder of any Rights or Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address shall be filed in writing with the Rights Agent) as follows:

                 Horizon Pharmacies, Inc.
                 531 West Main Street, Suite 100
                 Denison, Texas 75020
                 Attn:  President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the registered holder of any Rights or Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address shall be filed in writing with the Company) as follows:

                 Computershare Investor Services, LLC
                 1601 Elm Street, Suite 4340
                 Dallas, Texas 75201
                 Attn:  Rozlynn R. Orr

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Rights or Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the last address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company.

     Section 27. Supplements and Amendments. Prior to the Distribution Date, the
                 --------------------------
Company and the Rights Agent shall, if so directed by the Company, supplement or amend any provision of this Agreement, without the approval of any holders of certificates representing the Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if so directed by the Company, supplement or amend this Agreement, without the approval of any holders of the Rights or the Rights Certificates, in order: (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period specified hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect, as determined by the Company, the interests of the holders of the Rights or the Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be
                   --------  -------
supplemented or amended pursuant to clause (iii) of this sentence (A) to lengthen any time period unless (1) approved by a majority of the Disinterested Directors, and (2) such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the registered holders of the Rights, or (B) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of the Common Stock of the Company. Notwithstanding any other provision hereof, the Rights Agent's consent, which consent shall not be unreasonably withheld, must be obtained regarding any amendment or supplement pursuant to this Section 27 which alters the Rights Agent's rights or duties.

     Section 28. Successors. All the covenants and provisions of this Agreement
                 ----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

     Section 29. Determinations and Actions by the Board of Directors, etc.
                 ----------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement, including, without limitation, a determination to redeem or not to redeem the Rights or to supplement or amend this Agreement. All such calculations, actions, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company (or such specified members thereof) in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights, and (ii) not subject any director to any liability to the holders of the Rights.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be
                 --------------------------
construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights and the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights and the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock of the Company).

     Section 31. Severability. If any term, provision, covenant or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction or other lawful authority to be invalid, void or unenforceable, the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided,
                                                                 --------
however, that, notwithstanding anything in this Agreement to the contrary, if
-------
any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company shall determine in good faith that severing the same from this Agreement would adversely affect the purposes or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the twentieth (20/th/) day following the date of such determination by the Board of Directors of the Company.

     Section 32. Governing Law. This Agreement and each Rights Certificate
                 -------------
issued hereunder shall be deemed to be a contract made under the substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 33. Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several
                 --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed and attested, all as of the day and year first above written.

                                    HORIZON PHARMACIES, INC.


                                    By_____________________________________
(Corporate Seal)                    Name:  Rick D. McCord
                                    Title: President and Chief Executive Officer


Attest:

By__________________________
Name:  Charlie K. Herr
Title: Secretary

                                    COMPUTERSHARE INVESTOR SERVICES,
                                    LLC, as Rights Agent


                                    By__________________________________
(Corporate Seal)                    Name:_______________________________
                                    Title:______________________________


Attest:

By__________________________
Name:_______________________
Title:______________________

                                                                       Exhibit A
                                                                       ---------

                                    FORM OF
                            STATEMENT OF RESOLUTION
              ESTABLISHING A SERIES OF SHARES OF PREFERRED STOCK
                                      OF
                           HORIZON PHARMACIES, INC.

To the Secretary of State
 of the State of Delaware:

     Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, Horizon Pharmacies, Inc., a Delaware corporation (the "Corporation"), hereby submits this Certificate of Designation setting forth the following statement for the purpose of establishing and designating a series of preferred stock and fixing and determining the relative rights and preferences thereof:

     The following resolution, establishing and designating a series of shares of preferred stock and fixing and determining the relative rights and preferences thereof, was duly adopted by the Board of Directors of the Corporation on February 6, 2001:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, as amended (the "Certificate"), the Board of Directors hereby creates a series of the Corporation's preferred stock, $.01 par value per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 150,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that, (i) no such increase shall
                                      --------  ----
increase the number of shares of Series A Preferred Stock to a number which would cause the aggregate number of shares of Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock, to exceed the total number of authorized shares of Preferred Stock; and (ii) no such decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock. In the event of such increase or decrease in the number of shares of Series A

Preferred Stock, the Corporation shall execute, acknowledge and file with the Secretary of State of Delaware a certificate setting forth a statement that the specified increase or decrease therein has been authorized and directed by a resolution or resolutions adopted by the Board of Directors. In case the number of shares of Series A Preferred Stock shall be decreased, the number of shares so specified in such certificate shall resume the status which they had prior to the adoption of this Certificate of Designation

     Section 2.  Dividends and Distributions.
                 ---------------------------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 or
     (ii) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided,
                                                                      --------
     that, in the event no dividend or distribution shall have been declared on
     ----
     the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

     Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                 -------------
Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock: or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A)(iii) or (iv) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares.  Any shares of Series A Preferred Stock
                -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and shall resume the status they had prior to the adoption of this Certificate of Designation and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up.  Upon any liquidation,
                --------------------------------------
dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received one dollar ($1.00) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc.  In case the Corporation shall
                --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  No Redemption.  The shares of Series A Preferred Stock shall
                 -------------
not be redeemable.

     Section 9.  Rank.  The Series A Preferred Stock shall rank, with respect to
                 ----
the payment of dividends and the distribution of assets, (i) junior to all series of any other class of the Corporation's Preferred Stock; and (ii) senior to all series and classes of the Corporation's Common Stock.

     Section 10. Amendment.  The Certificate shall not be amended in any manner
                 ---------
which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     Section 11. Fractional Shares.  Series A Preferred Stock may be issued in
                 -----------------
fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

Dated as of February 6, 2001.

                              HORIZON PHARMACIES, INC.


                              By: ____________________________________
                                  Printed Name:  Rick D. McCord
                                  Title:  President and Chief Executive Officer

                                                                       Exhibit B
                                                                       ---------

                                 [Form of Rights Certificate]


Certificate No. R-                                               ________ Rights

     NOT EXERCISABLE AFTER DECEMBER 31, 2010 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR HELD BY ANY PERSON WHO IS,WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON, OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN
     SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.]

____________________
The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                              Rights Certificate
                           HORIZON PHARMACIES, INC.

     This certifies that _________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 6, 2001 (the "Rights Agreement") by and between Horizon Pharmacies, Inc., a Delaware corporation (the "Company"), and Computershare Investor Services, L.L.C., (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Dallas, Texas time, on December 31, 2010 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series A Junior Participating Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company at a purchase price of Twenty Dollars ($20.00) per one one-hundredth a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and the Form of Certification of Status duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a share of Preferred Stock which may be purchased upon the full exercise hereof) set forth above, and the Purchase Price set forth above, are the number and the Purchase Price as of February 23, 2001, based on the Preferred Stock as constituted on such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which may be purchased upon the full exercise of the Rights evidenced by this Rights Certificate are subject to change and adjustment upon the happening of certain events. Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or any Affiliate or Associate of such Acquiring Person, (ii) a transferee of an Acquiring Person or any Affiliate or Associate of such Acquiring Person who becomes a transferee after such Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or any Affiliate or Associate of such Acquiring Person who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become void, and no holder hereof shall have any right to exercise such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof, to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the suspension of the exercisability of the Rights represented hereby under the circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive office of the Company and at the designated office of the Rights Agent and are also available upon written request to the Secretary of the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for one or more Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase the same aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, one or more Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right, or (ii) may be exchanged, in whole or in part, for shares of Preferred Stock or shares of the Company's Common Stock, $.01 par value.

     No fractional share of Preferred Stock will be issued upon the exercise of any Rights represented hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

     No holder, as such, of this Rights Certificate shall be entitled to vote, to receive dividends or other distributions or to exercise any preemptive rights, or shall be deemed for any other purpose to be the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof; nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any other matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends, subscription rights or other distributions, until the Right or Rights evidenced by this Rights Certificate shall have been exercised in accordance with the provisions of the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

     IN WITNESS WHEREOF, this Rights Certificate has been executed by the Company by the duly authorized facsimile signature of a proper officer of the Company and a facsimile of its corporate seal has been imprinted hereon and duly attested by the duly authorized facsimile signature of a proper officer of the Company.

Dated as of February 6, 2001
                                        HORIZON PHARMACIES, INC.

                                        By____________________________________
                                            Name:_____________________________
                                            Title:____________________________

[CORPORATE SEAL]

ATTEST:



Countersigned:  _______________________,
                   as Rights Agent



By______________________________
     Authorized Signature

Date of Countersignature:_______________, ______.

                     [Reverse Side of Rights Certificate]


                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                   (To be executed by the registered holder if such holder desires to exercise Rights represented by this Rights Certificate)

To Horizon Pharmacies, Inc.

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or other securities of the Company or of any other persons that may be issuable upon exercise of all Rights) and requests that certificates for such shares of Preferred Stock (or other such securities) be issued in the name of:

Please insert social security
or other identifying number:____________________________


 _______________________________________________________________________________
(Please print name and address)

 _______________________________________________________________________________

If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the remaining unexercised Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________


________________________________________________________________________________
(Please print name and address)

 _______________________________________________________________________________

Dated:______________, ______


                                       _________________________________________
                                       Signature

Signature Guaranteed:

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Rights Agent, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Rights Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                            CERTIFICATION OF STATUS

          The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate

              ______  is

              ______  is not

being exercised, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it

              ______  did


              ______  did not


acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

                                        ________________________________________
                                        Signature


Date: ____________, ______

                                    NOTICE
                                    ------

     The signature(s) on the foregoing Form of Election to Purchase and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the Certification of Status set forth above is not completed, the Company will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and, in the case of the issuance of a new Rights Certificate, will affix a legend to such effect on any Rights Certificates issued in exchange for this Rights Certificate.

                     [Reverse Side of Rights Certificate]


                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
             holder desires to transfer this Rights Certificate)

     FOR VALUE RECEIVED hereby sells, assigns and transfers unto ____________
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:________________, ______


                                             ___________________________________
                                             Signature

Signature Guaranteed:

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Rights Agent, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Rights Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 CERTIFICATION OF STATUS

          The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate

          ____   is

          ____   is not

being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it

          ____  did


          ____  did not


acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

                              __________________________________________
                              Signature


Date:__________________,_____

                                    NOTICE
                                    ------

     The signature(s) on the foregoing Form of Assignment and Certification of Status must correspond to the name written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certification of Status set forth above is not completed, the Company will deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and, in the case of the issuance of a new Rights Certificate, will affix a legend to such effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                       Exhibit C
                                                                       ---------

                    SUMMARY OF RIGHTS TO PURCHASE SHARES OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     On February 6, 2001, the Board of Directors of Horizon Pharmacies, Inc. (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, $.01 par value, (the "Common Stock"), of the Company. The dividend is payable on February 23, 2001 (the "Record Date") to the shareholders of record of Common Stock at the close of business on such date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.01 par value (the "Series A Preferred Stock"), at a price of Twenty Dollars ($20.00) per one one-hundredth of a share of Series A Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement dated as of February 6, 2001 (the "Rights Agreement") by and between the Company and Computershare Investor Services, L.L.C., as Rights Agent (the "Rights Agent"). Capitalized terms not defined herein have the respective meanings specified in the Rights Agreement.

     Until the earlier to occur of (i) ten (10) days after the first public announcement that a Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Shares of Common Stock for or pursuant to the terms of any such plan) (an "Acquiring Person"), either alone or together with its Affiliates and Associates, has become the Beneficial Owner of fifteen percent (15%) or more of the outstanding shares of Common Stock, and (ii) ten
(10) Business Days (or such later date as may be determined by action of the Board of Directors prior to the time any Person becomes an Acquiring Person) after the commencement of, or the announcement of an intention to commence, a tender or exchange offer the consummation of which would result in any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Shares of Common Stock for or pursuant to the terms of any such plan) becoming the Beneficial Owner of fifteen percent (15%) or more of such outstanding shares of Common Stock (the earlier of clause (i) and (ii) being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, either upon transfer of outstanding shares of Common Stock or the original issuance of additional shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for shares of Common Stock outstanding as of the Record

Date, without such notation and whether or not a copy of this Summary of Rights is attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the registered holders of the shares of Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates will thereafter constitute the sole evidence of the Rights. Each share of Common Stock issued after the Distribution Date and prior to the earlier of the redemption or expiration of the Rights, pursuant to the exercise of any option, warrant, right or conversion or exchange privilege contained in any option, warrant, right or convertible or exchangeable security (other than the Rights) issued by the Company prior to the Distribution Date, shall also include the right to receive a Right (unless the Board of Directors expressly provides to the contrary at the time of issuance of any such option, warrant, right, convertible or exchangeable security) and Rights Certificates evidencing such Rights shall be issued at the time of issuance of such shares of Common Stock.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on December 31, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities, cash or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) upon the grant to the holders of shares of Series A Preferred Stock of certain options, warrants or rights to subscribe for or purchase shares of Series A Preferred Stock at a price, or securities convertible into or exchangeable for shares of Series A Preferred Stock with a conversion or exchange price, less than the then current market price of the shares of Series A Preferred Stock, or (iii) upon the distribution to the holders of shares of Series A Preferred Stock of evidences of indebtedness or assets (other than a regular quarterly cash dividend at a rate not in excess of 125% of the rate of the last regular quarterly cash dividend theretofore paid or a dividend payable in shares of Series A Preferred Stock) or options, warrants or rights (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or a subdivision, consolidation, combination, or reclassification of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of Series A Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $.25 per share but will be entitled to an aggregate dividend of one hundred (100) times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of one dollar ($1.00) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of the shares of Series A Preferred Stock shall be entitled to an aggregate payment of one hundred (100) times the payment made per share of Common Stock, as adjusted to reflect any dividend on the Common Stock payable in shares of Common Stock or any subdivision, combination or reclassification of the Common Stock. Each share of Series A Preferred Stock will have one hundred (100) votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive one hundred (100) times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the dividend, liquidation and voting rights of the Series A Preferred Stock, the value of the one one-hundredth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that any Person, together with its Affiliates and Associates, becomes the Beneficial Owner of fifteen percent (15%) or more of the Shares of Common Stock then outstanding, proper provision shall be made so that each registered holder of a Right will thereafter have the right to receive upon exercise thereof at the then current Purchase Price of the Right that number of shares of Common Stock of the Company having a market value of two times such Purchase Price. Notwithstanding the foregoing, after the occurrence of the event described in this paragraph, all Rights which are, or (under certain circumstances specified in the Rights Agreement) were, Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof will be void. Under no circumstances may a Right be exercised following the occurrence of a transaction described in this paragraph prior to the expiration of the Company's right of redemption.

     In the event that, on or after the first public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (the "Share Acquisition Date"), the Company is acquired in a merger or other business combination transaction or fifty percent (50%)or more of its consolidated assets or earning power are sold or transferred (in one transaction or a series of transactions other than in the ordinary course of business), proper provision shall be made so that each registered holder of a Right (except Rights which have become void as specified above) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, the number of shares of common stock of the acquiring company (or of another Person affiliated therewith as provided in the Rights Agreement) which at the time of such transaction will have a market value of two times such Purchase Price.

     At any time after any person becomes an Acquiring Person and prior to the time such Person, together with its Affiliates and Associates, becomes the Beneficial Owner of fifty percent (50%) or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights which have become void), in whole or in part, at the exchange rate of one share of Common Stock, or one one-hundredth of a share of Series A Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right, subject to adjustment as provided in the Rights Agreement.

     With certain exceptions, no adjustment in the Purchase Price will be made until the cumulative adjustments required equal at least one percent (1%) of the Purchase Price. No fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock), but in lieu thereof a payment in cash will be made based on the market price of the shares of Series A Preferred Stock on the last trading day prior to the date of exercise or exchange.

     At any time prior to the earlier of (i) the tenth (10/th/) Business Day after the Share Acquisition Date (subject to one or more extensions by a majority of the Disinterested Directors), and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, subdivision or combination or any similar transaction occurring after the date of the Rights Agreement (the "Redemption Price"); provided, however, that, under certain circumstances specified in the
         --------  -------
Rights Agreement, the Rights may not be redeemed unless there are Disinterested Directors in office and such redemption is approved by a majority of such Disinterested Directors. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion shall establish. After the redemption period has expired, the Company's right of redemption may be reinstated, under the circumstances specified in the Rights Agreement, which include the concurrence of a majority of the Disinterested Directors, if an Acquiring Person shall have reduced to ten percent (10%) or less the number of outstanding shares of Common Stock Beneficially Owned in a transaction or series of transactions not involving the Company and not constituting specified transactions which result in a discounted Purchase Price under the Rights Agreement. Immediately after any action by the Board of Directors directing the redemption of the Rights, the right to exercise the Rights shall terminate and thereafter the registered holders of the Rights shall be entitled to receive only the Redemption Price per Right.

     The term "Disinterested Director" means any member of the Company's Board of Directors who is unaffiliated with an Acquiring Person or any Affiliate or Associate thereof and was a member of the Company's Board of Directors prior to the time that an Acquiring Person became such and any successor of a Disinterested Director who is unaffiliated with an Acquiring Person or any Affiliate or Associate thereof and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Company's Board of Directors.

     Prior to the Distribution Date, the terms of the Rights may be supplemented or amended by the Board of Directors of the Company in any manner and thereafter the Rights may be supplemented or amended by such Board of Directors, without the approval of any holders of the Rights or the Rights Certificates, in certain respects which shall not adversely affect, as determined by the Company, the interests of such holders; provided, however, that the Rights Agreement cannot
                           --------  -------
be amended to lengthen (i) any time period unless (A) such lengthening is approved by a majority of the Disinterested Directors and (B) such lengthening is for the benefit of the holders of the Rights, or (ii) any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. Copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.